                           GREIF BROTHERS CORPORATION

                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                             CLASSIFICATION
-------------------------------                             --------------
Fleet National Bank                                         Bank
Fleet Investment Advisors, Inc.                             Bank